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                                                                      EXHIBIT 99

[SANDY SPRING LOGO]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                         SANDY SPRING BANCORP ANNOUNCES
                    REDEMPTION OF TRUST PREFERRED SECURITIES

         OLNEY, MARYLAND, October 4, 2004 -- Sandy Spring Bancorp, Inc. (Nasdaq
- SASR, SASRP), the parent company of Sandy Spring Bank, announced today that all 1,400,000 of the 9.375% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") issued by its subsidiary Sandy Spring Capital Trust I (the "Trust") will be redeemed on November 30, 2004 (the "Redemption Date"), at a redemption price equal to the $25.00 liquidation amount, plus accrued and unpaid distributions to the Redemption Date, for each Trust Preferred Security. The Trust Preferred Securities were originally issued in November 1999 and are listed on the Nasdaq National Market under the symbol "SASRP". Distributions will cease to accrue on the Trust Preferred Securities effective on the Redemption Date. The Bank of New York serves as Property Trustee for the Trust.

         Holders of the Trust Preferred Securities need not take any action to receive payment of the redemption price of the Trust Preferred Securities. Not later than November 30, 2004, funds will be deposited with the Depository Trust Corporation ("DTC") to pay the redemption price for all the Trust Preferred Securities. DTC will then distribute funds to its participants.

         The redemption of the Trust Preferred Securities is a result of the concurrent redemption by the Company of its 9.375% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Debentures"), all of which are held by the Trust. The redemption is being funded from the proceeds of a new issue of $35,000,000 aggregate liquidation value of trust preferred securities issued in August 2004.

ABOUT SANDY SPRING BANCORP/SANDY SPRING BANK

         With $2.4 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and The Equipment Leasing Company. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 30 community offices and 45 ATMs located in Anne Arundel, Frederick, Howard, Montgomery, and Prince George's counties in Maryland. Visit www.sandyspringbank.com for more information.



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         For additional information or questions, please contact:
                  Hunter R. Hollar, President & Chief Executive Officer, or James H. Langmead, Executive V.P. & Chief Financial Officer Sandy Spring Bancorp, Inc.
                  17801 Georgia Avenue
                  Olney, Maryland 20832
                  1-800-399-5919
                  E-mail: HHollar@sandyspringbank.com
                                 JLangmead@sandyspringbank.com
                                 Web site:  www.sandyspringbank.com

         FORWARD-LOOKING STATEMENTS: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management's estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp's actual future results may differ materially from those indicated. In addition, the Company's past results of operations do not necessarily indicate its future results.